Supplemental Proxy Information
The Annual Meeting of the Stockholders of the Fund was held on June 15, 2000.
 The following is a
summary of the proposal presented and the total number of shares voted:

Proposal:                                         Votes  in  Votes
     Votes
                                                  Favor of   Against
 Abstained


1.  To elect the followingGraham E. Jones         10,757,693   123,985
  0
                          John D. Barrett II      10,757,693   123,985
 0
                          Samuel T. Reeves        10,757,693   123,985
 0
                          Andrew McNally IV       10,757,693   123,985
 0
                          Frederick O. Robertshaw 10,758,493   123,185
 0
                          Fergus Reid             10,757,693   123,985
 0
                          Harold J. Schaaff, Jr.  10,757,693   123,985
 0
                          Gerard E. Jones         10,758,493
   123,185          0

The Annual Meeting of the Stockholders of the Fund was reconvened on August
 1, 2000.
The following is a summary of the proposal presented and the total number of shares voted:

Proposal:                                         Votes  in  Votes
      Votes
                                                  Favor of   Against
   Abstained


2.  To ratify the selection of Ernst & Young LLP a10,625,761
    30,404    130,717
     independent accountants of the Fund